Exhibit 5.1

June 15, 2011

FirstCity Financial Corporation

6400 Imperial Drive

Waco, Texas 76712

Re:                               Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for FirstCity Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the registration of up to an aggregate of 800,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), 500,000 shares of which are issuable pursuant to the FirstCity Financial Corporation 2006 Stock Option and Award Plan and 300,000 shares of which are issuable pursuant to the FirstCity Financial Corporation 2010 Stock Option and Award Plan.  The FirstCity Financial Corporation 2006 Stock Option and Award Plan and the FirstCity Financial Corporation 2010 Stock Option and Award Plan are referred to collectively herein as the “Plans.”

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Company, each as amended and/or restated to date; (ii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the offering of the Shares, and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the specimen Common Stock certificate of the Company and (v) corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Haynes and Boone, LLP

Attorneys and Counselors
201 Main Street, Suite 2200
Fort Worth, Texas 76102-3126
Phone: 817.347.6600
Fax: 817.347.6650

On the basis of the foregoing, it is our opinion that the Shares have been duly authorized by the Company and, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and non-assessable.

In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of the Shares, (i) the resolutions of the Company referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares, (iii) the Registration Statement will have been declared effective by the Commission and will continue to be effective, (iv) none of the particular terms of the Shares will violate any applicable law and (v) neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any order of any court or governmental body having jurisdiction over the Company.

The opinions expressed herein are limited to the Delaware General Corporation Law, and applicable provisions of the Delaware Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the Delaware General Corporation Law and such provisions of the Delaware Constitution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement.  In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,

/s/ Haynes and Boone, LLP